SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of Earliest Event Reported)


                                OCTOBER 14, 1994



                               AST RESEARCH, INC.
             (Exact name of registrant as specified in its charter)




                                    DELAWARE
                 (State or other jurisdiction of incorporation)



           0-13941                        95-3525565
   (Commission File Number)   (IRS Employer Identification No.)


     16215 ALTON PARKWAY
      IRVINE, CALIFORNIA                    92718
(Address of principal executive offices)  (Zip Code)

               Registrant's telephone number, including area code
                                 (714) 727-4141







                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)



   Exhibit Index on Page 2                    Page 1 of 5

ITEM 5.  OTHER EVENTS

On October 14, 1994, the Company announced that it expects first quarter fiscal year 1995 revenues to be approximately $495 million and projected a net loss for the quarter of $39 to $40 million. The Company also announced that it will be consolidating its mobile computing manufacturing and closing its Fountain Valley, California manufacturing facility February 1, 1995. A copy of the press release is attached as Exhibit 99 to this Report, and is incorporated herein by this reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit                                                                                Sequential
Number           Description                                                            Page No.
- - -------          -----------                                                           ----------
  99             Press release issued by the Registrant on October 14, 1994, announcing   3-5
                 fiscal first quarter revenue of approximately $495 million and the closing of its Fountain Valley, California manufacturing facility
                 February 1, 1995.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    AST Research, Inc.
                         _______________________________________
                                       (Registrant)




                              By  Bruce C. Edwards
                                Executive Vice President
                                  and Chief Financial Officer





Date: October 18, 1994










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